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                                                   Exhibit 3.4

                                       BY-LAWS
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                                      Article I

                                       OFFICES

         Sec. 1.   PLACE.  The principal office of the corporation shall be at
426 Market Street, Camden, New Jersey.

         Sec. 2.   OTHER PLACES.  The corporation may have other offices at
such other places as may from time to time be determined by the Board of Directors.

         Sec. 3.   SIGN.  The name of the corporation shall be conspicuously
displayed at the entrance of such offices at all times.

                                      Article II

                                STOCKHOLDERS' MEETINGS

         Sec. 1.   ANNUAL MEETING.  The meeting of Stockholders shall be held at the principal office of the Corporation, on the 1st day of July of each year, at 10 o'clock in the fore noon of that day. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally, or by mail, a written notice thereof, addressed to each stockholder at his address as it appears on the stock book; not less than 2 not more than 5 days, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

         Sec. 2.   QUORUM.  The presence, in person or by proxy, in writing, of the holders of all of the outstanding stock entitled to vote shall be

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necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than 2 nor more than 5 days later, and the Secretary shall thereupon give at least 2 days' notice by mail to each stockholder entitled to vote who was absent from such meeting.

         Sec. 3.   SPECIAL MEETINGS.  Special Meetings of Stockholders other
than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than 3 days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than all of the capital stock of the company. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders.

         Sec. 4.   VOTING.  At all meetings of the Stockholders all questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a full vote of the Stockholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each Stockholder present, in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him. All voting shall be viva voce, except that a stock vote shall be by ballot, each of which shall state the name of the


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Stockholder voting and the number of shares owned by him, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes at special meetings of stockholders shall be governed by the provisions of the Corporation Laws of this State.

         Sec. 5.   INSPECTORS.  At all elections of directors, the polls shall be opened and closed, the ballots and proxies received and all questions touching upon the qualifications of voters shall be determined by two inspectors of election who shall be chosen by the presiding officers. Such inspectors shall not be candidates for any office.

         Such Inspectors shall, before entering into the performance of their duties, execute and verify their oath of office and they shall file in writing with the secretary of the corporation the result of the election.

         Sec. 6.   ORDER OF BUSINESS.  The order of business at all meetings of the stockholders shall be as follows:

              1.   Roll Call.

              2.   Proof of notice of meeting or waiver of notice.

              3.   Reading of minutes of preceding meeting.

              4.   Reports of Officers.

              5.   Reports of Committees.

              6.   Election of Inspectors of Election.

              7.   Election of Directors.

              8.   Unfinished Business.

              9.   New Business.


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                                     Article III
                                      DIRECTORS

         Sec. 1.   NUMBER.  The affairs and business of this Corporation shall be managed by a Board of Directors composed of 3 members, who shall be stockholders of record, and at least one of such directors shall at all times be an actual resident of the State of New Jersey.

         Sec. 2.   HOW ELECTED.  At the annual meeting of Stockholders, the 3 persons receiving all of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.

         Sec. 3.   TERM OF OFFICE.  The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

         Sec. 4.   DUTIES OF DIRECTORS.  The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of New Jersey.

         Sec. 5.   DIRECTORS' MEETINGS.  Regular meetings of the Board of
Directors shall be held at the principal office of the corporation and at such times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of directors.


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         Sec. 6.   NOTICE OF MEETINGS.  Notice of meetings of the Board of
Directors shall be given by service upon each Director in person, or by mailing to him at his last known post-office address, at least 3 days before the date therein designated for such meeting, including that day of mailing, of a written or printed notice thereof specifying the time and place of such meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice and each of the directors having waived such notice, any business may be transacted which might have been transacted if the meeting had been duly called.

         Sec. 7.   QUORUM.  At any meeting of the Board of Directors, 100
percent of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, not more than 3 days later.

         Sec. 8.   VOTING.  At all meetings of the Board of Directors, each
Director is to have one vote, irrespective of the number of shares of stock that he may hold.

         Sec. 9.   VACANCIES.  Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

                                      Article IV
                                       OFFICERS

         Sec. 1.   NUMBER.  At the first meeting after their election the
Board of Directors shall elect the officers of the corporation. It shall be necessary


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that the person chosen as President shall be a member of the Board of Directors;
in addition they shall elect:

                   Treasurer

                   Secretary


         Sec. 2.   ELECTION.  All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one year or until their successors are duly elected.

         Sec. 3.   DUTIES OF OFFICERS.  The duties and powers of the officers of the corporation shall be as follows:
                                      PRESIDENT

         The President shall preside at all meetings of the Board of Directors and Stockholders.

         He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the corporation.

         He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with these By-Laws.

         He shall have general control of the business of the Corporation, subject to the direction of the Board of Directors.

         He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.


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         He shall sign and make all contracts and agreements in the name of the
Corporation.

         He shall see that the books, reports, statements, and certificates required by the statutes are properly kept, made and filed according to law.

         He may sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

         He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.

                                    VICE-PRESIDENT

         During the absence and/or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                      SECRETARY

         The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

         He shall give and serve all notices of the Corporation.

         He shall be custodian of the records and of the seal, and affix the latter when required.

         He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their


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                                       BY-LAWS
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respective places of residence, their post office address, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Stockholder of the Corporation, and permit such Stockholder to make extracts from said books to the extent and as prescribed by law.

         He may sign all certificates of stock.

         He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

         He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                      TREASURER

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

         He may sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.


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         He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Corporation upon application at the office of the Corporation during business hours.

         He may sign all certificates of stock.

         He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders.

         He shall keep at the office of the Corporation, correct books of account of all its business and transactions and other books of account as the Board of Directors may require.

         He shall do and perform all duties pertaining to the office of Treasurer.

         Sec. 4.   BOND.  The Treasurer shall, if required by the Board of
Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

         Sec. 5.   VACANCIES, HOW FILLED.  All vacancies in any office shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

         Sec. 6.   COMPENSATION OF OFFICERS.  The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Sec. 7.   REMOVAL OF OFFICERS.  The Board of Directors may remove any officer, by a full vote, at any time with or without cause.


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         Sec. 8.   DELEGATED DUTIES.  In case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the board, the directors may, by a majority vote of the board, delegate the powers and duties of -such officer, for the time being, to any other officer, or to any director.

                                      Article V

                                         SEAL

         Sec. 1.   The seal of the Corporation shall be as follows:













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                                      Article VI
                                CERTIFICATES OF STOCK

         Sec. 1.   DESCRIPTION OF STOCK CERTIFICATES.  The certificates of
stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

         Sec. 2.   TRANSFER OF STOCK.  The stock of the corporation shall be
assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and canceled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within days next preceding the annual meeting of the shareholders.

                                     Article VII
                                      DIVIDENDS

         Sec. 1.   WHEN DECLARED.  The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their


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opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

         Sec. 2.   WHEN PAYABLE.  Dividends upon the capital stock of the
Corporation shall be payable on the        day of each            calendar year.

                                     Article VIII

                                  BILLS, NOTES, ETC.

         Sec. 1.   HOW MADE.  All bills payable, notes, checks or other
negotiable instruments of the Corporation shall be made in the name of the Corporation, and may be signed by the President or Treasurer. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

                                      Article IX

                                     FISCAL YEAR

         Sec. 1.   WHEN TO BEGIN.  The fiscal year of the Corporation shall
commence on the first day of January of each calendar year.

                                      Article X

                                       AMOUNTS

         Sec. 1.   HOW AMENDED.  These By-Laws may be altered, amended,
repealed or added to by an affirmative vote of the stockholders representing


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all of the entire outstanding capital stock having voting power, at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of record, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-Laws. Only such changes as have been specified in the notice shall be made. If, however, all the stockholders shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice.

         Sec. 2.   BOARD OF DIRECTORS MAY AMEND.  The Board of Directors may
amend these By-Laws provided that not less than 3 nor more than 5 days' notice shall be given to each of the directors of the proposed amendment.








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